AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 (the "Amendment") dated as of June 11, 2020, is between Bank of America, N.A. (the "Bank") and Nature’s Sunshine Products, Inc. (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of July 11, 2017 (together with any previous amendments, the "Agreement"). The current commitment amount of the Line of Credit is $25,000,000.

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Section 1 is hereby amended by amending the definition of “EBITDA” in its entirety as follows:
"EBITDA" means the Borrower’s and its consolidated subsidiaries’ net income from continuing operations before income taxes, depreciation, amortization, share-based compensation expense, interest expense, and plus loss or less gain from non-cash foreign exchange transactions and plus losses or less gains from such extraordinary items as may be mutually agreed in writing between the Parties from time to time.

2.2 Section 2.1 is hereby amended to read in its entirety as follows:

2.1 Line of Credit Amount.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower (the “Line of Credit”). The amount of the Line of Credit (the "Facility No. 1 Commitment") is Twenty-Five Million Dollars ($25,000,000), as it may be increased in accordance with Section 2.1(d).

(b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the principal balance outstanding to exceed the Facility No. 1 Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

(d) The Facility No. 1 Commitment may be increased as follows:

(i) Provided there exists no Default or Event of Default, upon notice to the Bank, the Borrower may, from time to time, request an increase in the Facility No. 1 Commitment by an amount (for all such requests) not exceeding $15,000,000 (a “Commitment Amount Increase”); provided that (i) any such request for a Commitment Amount Increase shall be in a minimum amount of $5,000,000, and (ii) the Borrower may make a maximum of three (3) such requests.

(ii) Promptly following receipt of a request from the Borrower under paragraph (i) above, the Bank shall notify the Borrower whether or not it has received credit approval to increase the Facility No. 1 Commitment and, if so, whether by an amount equal to or less than the amount requested by the Borrower. The Bank shall provide such notice within twenty (20) business days of receipt of a request from the Borrower. It is expressly understood and agreed that the Bank may elect or decline, in its sole discretion, to provide such Commitment Amount Increase.

(iii) If the Facility No. 1 Commitment is increased in accordance with this Section 2.1(d), the Bank and the Borrower shall determine the effective date of such Commitment Amount Increase (the “Increase Effective Date”).

(iv) As a condition precedent to each Commitment Amount Increase, the Borrower shall deliver to the Bank a certificate dated as of the Increase Effective Date signed by a responsible officer of the Borrower certifying that, before and after giving effect to such Commitment Amount Increase, (A) the representations and warranties contained in Article 6 and the other related loan documents are true and correct in all material respects, on and as of the Increase Effective Date (except to the extent that any such representations and warranties (1) refer specifically to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (2) are subject to any materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), and (B) both before and immediately after giving effect to the Commitment Amount Increase, no Default or Event of Default exists. The Borrower shall deliver or cause to be delivered any other customary documents as reasonably requested by the Bank in connection with any Commitment Amount Increase.

2.3 In Section 2.2, the date “July 11, 2020” is changed to “July 1, 2023.”

2.4 Section 2.4 is hereby amended to read in its entirety as follows:

2.4 Interest Rate.

(a) The interest rate is a rate per year equal to the sum of (i) the greater of the LIBOR Daily Floating Rate or the Index Floor, plus (ii) 2.25 percentage points. For the purposes of this paragraph, "Index Floor" means 0.75 percent.

(b) The LIBOR Daily Floating Rate is a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date. The Bank will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars.

2.5 The following Section 6.18 is hereby added:

6.18 Marijuana.

The Borrower represents and covenants that the Borrower, each Guarantor, and each direct or indirect subsidiary of the Borrower or any Guarantor that is organized in a jurisdiction of the United States or that conducts business in the United States:

(a) is properly licensed and operating lawfully, in all material respects, with respect to marijuana or any other controlled substance in the United States and in each state or other jurisdiction in which such Person does business, except there shall be no violation of this Section 6.18(a) if a change of law causes the marijuana-related business of such Person to be in violation of any law if such Person promptly changes its operations to be in full compliance with such law;

(b) does not import and/or sell and does not intend to import and/or sell marijuana or any other controlled substance in the United States, except in compliance with applicable law;

(c) does not import and/or sell and does not intend to import and/or sell marijuana or any other controlled substance in a jurisdiction where such activities are prohibited by law;

(d) does not purchase and does not intend to purchase marijuana from a marijuana-related business in the United States or in any other jurisdictions, to the extent that such activities are illegal in such jurisdictions;

(e) does not partner with, invest in, or distribute marijuana or any other controlled substance to any party that purchases, sells, manufactures, or distributes marijuana or any other controlled substance in the United States, except in compliance with applicable law;

(f) does not partner with, invest in, or distribute marijuana or any other controlled substance to any party that purchases, sells, manufactures, or distributes marijuana or any other controlled substance in any jurisdictions where such activities are illegal; and

(g) will not provide testing or lab facilities to persons or companies that sell or distribute marijuana.

“controlled substance” as used in this Section means such term as defined under the Federal Controlled Substances Act, 21 U.S.C. § 801 et seq.

“Marijuana” as used in this Section means all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin, except that marijuana does not include: (1) the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination; or (2) hemp, defined as the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.

2.6 The following Section 6.19 is hereby added:

6.19 PACE Financing.

The Borrower has not entered into any Property Assessed Clean Energy (“PACE”) or similar energy efficiency or renewable energy financing and has no knowledge of any pending assessments or adjustments with respect to Borrower in connection therewith.

2.7 The following Section 6.20 is hereby added:

6.20 Beneficial Ownership Certification.

The information included in the Beneficial Ownership Certification, as defined herein, most recently provided to the Bank, if applicable, is true and correct in all material respects.

2.8 Section 7.1(a) is hereby amended to read in its entirety as follows:

(a) To use the proceeds of the credit extended under this Agreement only for general corporate purposes including, but not limited to, share repurchases approved by the board of directors of the Borrower.

2.9 Section 7.3 is hereby amended by amending the definition of “Funded Debt” in its entirety as follows:

“Funded Debt” means the aggregate principal amount of all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, less the non-current portion of Subordinated Liabilities. During the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, the definition of “Funded Debt” shall not include that certain loan extended to the Borrower by the Bank in connection with the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “PPP Loan”). During the fiscal quarter ending March 31, 2021 and each fiscal quarter thereafter, the definition of “Funded Debt” shall include the outstanding principal amount of the PPP Loan that remains unforgiven by the applicable government authority.

2.10 Section 7.4 is hereby amended to read in its entirety as follows:

7.4 Basic Fixed Charge Coverage Ratio.
To maintain, at the times and pursuant to the terms set forth below, and on a consolidated basis for the Borrower and consolidated subsidiaries, a Basic Fixed Charge Coverage Ratio of at least 1.25:1.0.

"Basic Fixed Charge Coverage Ratio" means the ratio of (a) EBITDA less Maintenance Capital Expenditures to (b) the sum of interest expense, the current portion of long term debt (not including the Line of Credit), the current portion of capitalized lease obligations, cash income tax expense and dividends, withdrawals, and other distributions (not including share repurchases). During the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, the calculation of the Basic Fixed Charge Coverage Ratio shall disregard the PPP Loan. During the fiscal quarter ending March 31, 2021 and each fiscal quarter thereafter, the calculation of the Basic Fixed Charge Coverage Ratio shall include the outstanding principal amount of the PPP Loan that remains unforgiven by the applicable government authority.

“Maintenance Capital Expenditures” means expenditures to replace existing fixed or capital assets (including pursuant to capital leases) undertaken to sustain current revenue and profitability.

This covenant will be tested at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the last day of the calculation period.

2.11 Section 7.5 is hereby amended to read in its entirety as follows:

7.5 Reserved.

2.12 Section 7.7(e) is hereby amended to read in its entirety as follows:

(e) Other Debt in the aggregate principal amount outstanding at any time not to exceed $6,000,000 which amount shall be reduced at such time by the principal amount outstanding of the PPP Loan. For the purposes of this Section 7.7(e), the amount of the PPP Loan outstanding from time to time expressly excludes, from the earliest date on which such determination can be made, the portion, if any, of the PPP Loan which is to be forgiven.

2.13 Section 7.14 is hereby amended by adding subparagraphs (e) and (f) as follows:

(e) Apply for or knowingly accept any PACE or similar energy efficiency or renewable energy financing.

(f) Voluntarily suspend its business except for any closure of the business mandated or advised by a government authority due to conditions not directly caused by the negligence or willful misconduct of Borrower or any Obligor.

2.14 The following Section 7.28 is hereby added:

7.28 Acknowledgement Regarding Any Supported QFCs.
To the extent that this Agreement or any other agreement contemplated hereby (collectively, the “Loan Documents”) provides support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the Borrower acknowledges and agrees as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

(b) As used in this Section 7.28, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

2.15 The following Section 7.29 is hereby added:

7.29 Patriot Act; Beneficial Ownership Regulation.
Promptly following any request therefor, to provide information and documentation reasonably requested by the Bank for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation. For purposes hereof, (a) “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation and (b) “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

2.16 The following Section 7.30 is hereby added:

7.30 Change in Business Status.
The Borrower agrees that, with respect to the Borrower or any Obligor which is a business entity, not to, without the Bank’s written consent, adopt a plan of division or divide itself into two or more business entities (pursuant to a “plan of division” under Section 18-217 of the Delaware Limited Liability Company Act or a similar arrangement under any other applicable state statute).

2.17 Section 10.11 is hereby amended to read in its entirety as follows:

10.11 Notices.
Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax number(s) listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing (any such notice a “Written Notice”). Written Notices shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. In lieu of a Written Notice, notices and/or communications from the Bank to the Borrower may, to the extent permitted by law, be delivered electronically (i) by transmitting the communication to the electronic address provided by the Borrower or to such other electronic address as the Borrower may specify from time to time in writing, or (ii) by posting the communication on a website and sending the Borrower a notice to the Borrower’s postal address or electronic address telling the Borrower that the communication has been posted, its location, and providing instructions on how to view it (any such notice, an “Electronic Notice”). Electronic Notices shall be effective when the communication, or a notice advising of its posting to a website, is sent to the Borrower’s electronic address.

2.18 In subparagraph (d) of Schedule A to the Agreement, the amount of the unused commitment fee “0.20%” is changed to “0.25%.”

2.19 Exhibit B (Form of Compliance Certificate) to the Agreement is hereby deemed to be replaced by Exhibit A attached hereto.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a Default or Event of Default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true in all material respects as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict, in any material respect, with any law, agreement, or obligation by which the Borrower is bound, (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with the Borrower’s articles of incorporation or bylaws, (e) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all material respects, and (f) as of the date of this Amendment and throughout the term of the Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

4. Conditions. The effectiveness of this Amendment is conditioned upon the Bank’s receipt of the following items, in form and content acceptable to the Bank:

4.1 A fully executed counterpart of this Amendment from the Borrower and each guarantor and/or collateral pledgor (collectively, a “Credit Support Provider”) in form satisfactory to the Bank.

4.2 KYC Information.

a.Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

b.If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Bank if so requested.

4.3 Evidence that the execution, delivery and performance by the Borrower and each Credit Support Provider of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.4 Payment by the Borrower of (i) a renewal fee in the amount of Fifty Thousand Dollars ($50,000) and (ii) all reasonable expenses of the Bank relating to the negotiation, drafting of documents, and documentation of this Amendment and all related documents.

4.5 Payment by the Borrower of all reasonable and documented costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, shall remain in full force and effect.

6. Electronic Records and Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF

TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signature Pages Follow]

This Amendment is executed as of the date stated at the beginning of this Amendment.

Bank:

Bank of America, N.A.

By: ____________________________________________
Donald Schulke, Senior Vice President

Updated address where notices to Bank are to be sent:

Bank of America
Doc Retention Center
NC1-001-05-13
One Independence Center
101 North Tryon Street
Charlotte, NC 28255-0001
Fax: 866.255.9922

with a copy to:

Bank of America, N.A.
NV1-119-02-01
300 S. 4th Street, 2nd Floor
Las Vegas, NV 89101
Attention: Joda L. Gibson, Senior Vice President
Telephone: 702-824-9054
Fax: 702-824-9012

Borrower:

Nature’s Sunshine Products, Inc.

By: ______________________________________________
Joseph W. Baty, Chief Financial Officer

Updated address where notices to Borrower are to be sent:

Nature’s Sunshine Products, Inc.
2901 West Bluegrass Boulevard, Suite 100
Lehi, UT 84043
Attention: Legal Department
Telephone: (801) 341-7344

with a copy to:

Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
Attention: Samuel P. Gardiner
Telephone: 801-578-6953
Facsimile: 801-578-6999

CONSENT AND REAFFIRMATION
OF GUARANTORS AND PLEDGORS

Each of the undersigned (collectively referred to as the “Credit Support Providers”) is a guarantor of, and/or is a pledgor of collateral for, the Borrower’s obligations to the Bank under the Agreement. Each Credit Support Provider hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under its respective guaranty in favor of the Bank and/or under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii) confirms that such guaranty and other agreements, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, remain in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)

Although each of the undersigned has been informed of the terms of the Amendment, each understands and agrees that the Bank has no duty to so notify it or any other guarantor/pledgor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of _______________, 2020.

Guarantors:

Quality Nutrition International LLC

By: ________________________________
Joseph W. Baty, Vice President

Updated address where notices to Quality Nutrition International LLC are to be sent:

Quality Nutrition International LLC
2901 West Bluegrass Boulevard, Suite 100
Lehi, UT 84043
Attention: Legal Department
Telephone: (801) 341-7344

with a copy to:

Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
Attention: Samuel P. Gardiner
Telephone: 801-578-6953
Facsimile: 801-578-6999

Synergy Worldwide, Inc.

By: ________________________________
Joseph W. Baty, Vice President

Updated address where notices to Synergy Worldwide, Inc. are to be sent:

Synergy Worldwide, Inc.
2901 West Bluegrass Boulevard, Suite 100
Lehi, UT 84043
Attention: Legal Department
Telephone: (801) 341-7344

with a copy to:

Stoel Rives LLP
201 South Main Street, Suite 1100
Salt Lake City, UT 84111
Attention: Samuel P. Gardiner
Telephone: 801-578-6953
Facsimile: 801-578-6999

EXHIBIT A

Form of Compliance Certificate

[See attached.]

COMPLIANCE CERTIFICATE

This Compliance Certificate (the "Certificate") is delivered pursuant to the Loan Agreement dated as of July 11, 2017 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between Nature’s Sunshine Products, Inc. (the "Borrower") and Bank of America, N.A. (the "Bank"). Unless otherwise defined, terms used herein and in the financial covenant calculations delivered to the Bank with this Certificate have the meanings provided in the Loan Agreement.

The undersigned, being the duly elected, qualified and acting authorized financial officer of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

He or she is an officer of the Borrower and that, as such, he or she is authorized to execute this Certificate on behalf of the Borrower. He or she has reviewed the terms of the Loan Agreement and has made or has caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and its consolidated subsidiaries (as applicable) during the accounting period covered by the attached financial statements (the “Applicable Period”). The financial covenant calculations delivered to the Bank with this Certificate are true and correct and are, subject to any amendments thereto between the date of delivery of such prior calculations and the date hereof, substantially in the same form as the financial covenant calculations previously delivered to the Bank.

As of ________________, 20___:

A.Unless specifically noted in (B) immediately below, the examination described in the third paragraph above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default under the Loan Agreement during the Applicable Period.

B.The Borrower did suffer an Event of Default with respect to the following provisions of the Loan Agreement for the Applicable Period [Show "Nil" or specifically (i) list any areas where the Borrower suffered an Event of Default under the terms of the Loan Agreement and (ii) provide details of any action it is taking and proposes to take with respect thereto]: __________

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.

Nature’s Sunshine Products, Inc.

By:
Name and Title: